Exhibit-21




                LACLEDE GAS COMPANY AND SUBSIDIARIES

                  SUBSIDIARIES OF THE REGISTRANT



                                                         PERCENT OF
                                                       VOTING STOCK
                                                           OWNED
                                                       ------------



Subsidiaries of Laclede Gas Company (Parent)

   Laclede Pipeline Company                                 100%
   Laclede Investment Corporation*                          100%
   Laclede Development Company**                            100%

  *Subsidiary Company of Laclede Investment Corporation
       Laclede Energy Resources, Inc.                       100%
   Subsidiary Company of Laclede Energy Resources, Inc.     100%
       Laclede Gas Family Services, Inc.
***Subsidiary Company of Laclede Development Company
       Laclede Venture Corp.                                100%

All of the above corporations have been organized under the laws of the State of Missouri.
























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